Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(128,103,590)
Realized Trading Gain (Loss) on Short-Term Investments	7,486
Unrealized Gain (Loss) on Market Value of Futures	55,290,080
Dividend Income	51,137
Interest Income	2,499,188
ETF Transaction Fees	30,000
Total Income (Loss)	$(70,225,699)

Expenses
General Partner Management Fees	$510,107
Professional Fees	107,015
Brokerage Commissions	204,202
Non-interested Directors' Fees and Expenses	17,077
Prepaid Insurance Expense	13,526
NYMEX License Fee	17,004
SEC & FINRA Registration Expense	51,147
Total Expenses	$920,078
Net Income (Loss)	$(71,145,777)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$1,357,463,635
Additions (33,900,000 Shares)	382,346,987
Withdrawals (32,400,000 Shares)	(371,205,211)
Net Income (Loss)	(71,145,777)

Net Asset Value End of Month	$1,297,459,634
Net Asset Value Per Share (113,200,000 Shares)	$11.46

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596